Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

•	Total assets under management (“AUM”)[1] increased to $93.6 billion, a 14.5% increase year over year
•	$10.6 billion in gross capital raised during the three months ended December 31, 2015 and $23.0 billion raised over the year ended December 31, 2015
• •

Available Capital increased to $22.4 billion compared to $18.2 billion at December 31, 2014

–           AUM Not Yet Earning Fees reached a record $15.5 billion, an increase of 67.6% compared to December 31, 2014

Fee related earnings of $39.8 million and $177.0 million for the three months and year ended December 31, 2015, respectively, down 0.6% and up 20.2% from the three months and year ended December 31, 2014, respectively

•

Economic net income of $51.4 million and $216.4 million on a pre-tax basis for the three months and year ended December 31, 2015, respectively, compared to $64.7 million and $289.2 million for the prior year periods

–           Economic net income after tax of $42.6 million and $185.2 million, or $0.20 per unit[2] and $0.87 per unit, for the three months and year ended December 31, 2015, respectively

•

Distributable earnings of $50.8 million and $230.6 million for the three months and year ended December 31, 2015, respectively, compared to $64.5 million and $232.8 million for the prior year periods

–           Distributable Earnings after tax per common unit of $0.23 and $0.91 for the three months and year ended December 31, 2015

•	Declared fourth quarter distribution of $0.20 per common unit for a full year distribution of $0.84
•

Fourth quarter net income attributable to Ares Management, L.P. of $0.2 million, inclusive of non-recurring expenses associated with discontinued merger-related activities

–           Net income attributable to Ares Management, L.P. for the twelve months ended December 31, 2015 of $19.4 million

LOS ANGELES -- Ares Management, L.P.  (the “Company,” “Ares,” “we,” and “our”) (NYSE:ARES) today reported its financial results for its fourth quarter and year ended December 31, 2015.

“Despite challenging market conditions, we delivered strong results on several of our key metrics in 2015, including a record $23 billion in gross new capital raised, 14.5% growth in assets under management and 20.2% growth in our fee related earnings,” said Tony Ressler, Chairman and Chief Executive Officer of Ares, “In addition, more than three quarters of our direct institutional capital raised in 2015 was derived from existing institutional investors, a testament to our strong investment performance and value we provide to our investors.”

Ares reported growth in AUM and Fee Earning Assets Under Management (“FEAUM”) of 14.5% and 11.3%, year over year, reaching $93.6 billion and $68.3 billion, respectively. Fourth quarter gross new capital raised totaled $10.6 billion, primarily driven by fundraising in the Private Equity and Direct Lending Groups, bringing the total gross capital raised for the year ended December 31, 2015 to $23.0 billion. Of the $10.6 billion raised during the fourth quarter, $10.1 billion is eligible to earn fees with $2.1 billion earning fees and another $8.0 billion expected to become FEAUM upon deployment or during the investment period.

“With over $22 billion of dry powder, including $13.5 billion in AUM not yet earning fees and available for deployment, we are well positioned to take advantage of the increasingly attractive market for new investment opportunities in 2016,” said Michael Arougheti, President of Ares.

Ares declared a fourth quarter distribution of $0.20 per common unit payable on March 28, 2016 to common unitholders of record as of March 14, 2016.

Ares has also provided additional information in its Fourth Quarter and Full Year 2015 Earnings Presentation, which can be viewed at www.aresmgmt.com under “Investor Resources — Presentations and Reports.”

1                   In this press release we refer to certain non-GAAP financial measures, including assets under management, fee earning assets under management, economic net income, fee related earnings, performance related earnings and distributable earnings. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, where applicable, are included in this press release.

2                   Total units outstanding represents the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis, and the dilutive effects of the Company’s equity-based awards. See Exhibit F for more details.

ARES MANAGEMENT, L.P.

Key Performance Metrics as of December 31, 2015

($ in thousands, except unit data and as otherwise noted)	Three months ended December 31,		%	Year ended December 31,		%
	2015	2014	Change	2015	2014(1)	Change
Management Fees (includes ARCC Part I Fees of $31,520 and $33,396 for the three months ended December 31, 2015 and 2014, respectively, and $121,491 and $118,537 for the year ended December 31, 2015 and 2014, respectively)	$165,905	$161,106	3%	$650,918	$598,046	9%
Admin. & Other Fees	8,197	8,438	(3%)	30,606	28,447	8%
Compensation & Benefits(2)	(100,528)	(100,638)	0%	(382,210)	(373,142)	2%
General & Administrative Expenses(3)	(33,771)	(28,867)	17%	(122,322)	(106,087)	15%
Fee Related Earnings	$39,803	$40,039	(1%)	$176,992	$147,264	20%

Net Performance Fees	$(1,960)	$20,580	NM	$41,912	$71,349	(41%)
Net Investment Income	13,597	4,077	234%	(2,526)	70,593	NM
Performance Related Earnings	$11,637	$24,657	(53%)	$39,386	$141,942	(72%)

Economic Net Income(4)	$51,440	$64,696	(20%)	$216,378	$289,206	(25%)
Economic Net Income After Income Taxes(5)	$42,616	$56,728	(25%)	$185,235	$266,537	(31%)
Economic Net Income After Income Taxes per Unit(5)	$0.20	$0.27	(26%)	$0.87	$1.26	(31%)
Distributable Earnings	$50,754	$64,538	(21%)	$230,589	$232,756	(1%)
Distributable Earnings After Income Taxes per Common Unit(6)	$0.23	$0.26	(12%)	$0.91	$0.92	(1%)

Other Data
Accrued Incentives (Gross)	$541,852	$548,098	(1%)	$541,852	$548,098	(1%)
Accrued Incentives (Net)	140,137	166,934	(16%)	140,137	166,934	(16%)
Total Fee Revenue(7)	163,945	181,686	(10%)	692,830	669,395	4%
Management Fees as a Percentage of Total Fee Revenue(7)	101.2%	88.7%	-	94.0%	89.3%	-

(1)

Ares completed its IPO and related reorganization on May 7, 2014, and accordingly the financial results for the year ended December 31, 2014 reported herein include the results of our predecessor owners.

(2)

Includes compensation and benefits expenses attributable to OMG of $31.8 million and $28.4 million for the three months ended December 31, 2015 and 2014, respectively, and $119.7 million and $109.0 million for the year ended December 31, 2015 and 2014, respectively, which are not allocated to an operating segment.

(3)

Includes G&A expenses attributable to OMG of $17.7 million and $15.7 million for the three months ended December 31, 2015 and 2014, respectively, and $64.2 million and $56.2 million for the year ended December 31, 2015 and 2014, respectively, which are not allocated to an operating segment.

(4)

For the three months and year ended December 31, 2015, expenses for discontinued merger-related activities of $44.6 million and $51.3 million, respectively, have been excluded.  The total merger-related expenses were comprised of operating expenses of $35.9 million and $15.4 million of financing related costs.

(5)

For the year ended December 31, 2014, represents pro forma results assuming Ares’ IPO and reorganization had taken place on January 1, 2014. Total units of 213,768,526 for the three months ended December 31, 2015 includes common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis, and the dilutive effects of the Company’s equity-based awards.

(6)

Distributable earnings attributable to common unitholders is presented on a pro forma basis for the year ending December 31, 2014 as if Ares’ IPO occurred on January 1, 2014. The per unit calculation uses total common units outstanding. See “Exhibit G. Per Unit Calculations for more detail.

(7)	Total fee revenue is calculated as management fees plus net performance fees.

Management Fee Revenue. Management fee revenue increased by $4.8 million to $165.9 million for the three months ended December 31, 2015 compared to the three months ended December 31, 2014. For the year ended December 31, 2015, management fee revenue increased by $52.9 million to $650.9 million over the same period in 2014. The increase for both periods was primarily due to management fee contracts acquired in the Energy Investors Funds (“EIF”) acquisition in the first quarter of 2015, deployment of European Direct Lending funds and incremental fees from new funds that were raised during the second half of 2014 and 2015 in the Tradable Credit and Direct Lending Groups. The increase was partially offset by a decrease in management fees in the Real Estate and Tradable Credit Groups due to certain funds moving past their respective reinvestment periods, as well as fund liquidations and distributions and one-time catch up fees attributable to certain funds in the Real Estate Group recognized in the fourth quarter of 2014.

Compensation and Benefits. Compensation and benefits expenses decreased by $0.1 million to $100.5 million for the three months ended December 31, 2015 compared to the three months ended December 31, 2014. For the year ended December 31, 2015, compensation and benefits expenses increased by $9.1 million to $382.2 million over the same period in 2014. The increase was attributable to increased headcount associated with the 2014 acquisition of Keltic Financial Services and Keltic Financial Partners (“Keltic”), as well as the 2015 acquisitions of First Capital Holdings (“FCC”) and EIF.

General and Administrative Expenses. General and administrative expenses increased by $4.9 million to $33.8 million for the three months ended December 31, 2015 compared to the three months ended December 31, 2014. For the year ended December 31, 2015, general and administrative expenses increased by $16.2 million to $122.3 million over the same period in 2014. Both increases were primarily driven by additional occupancy and office expenses, growth in personnel and geographical expansion and expenses relating to the Keltic, FCC and EIF acquisitions.

Fee Related Earnings. FRE decreased by $0.2 million, or 0.6%, to $39.8 million for the three months ended December 31, 2015 compared to the three months ended December 31, 2014. The decrease was primarily attributable to a decrease in management fees in the Real Estate Group due to certain funds moving past their reinvestment periods and one-time catch up fees attributable to certain funds in the Real Estate Group recognized in the fourth quarter of 2014.The decline was partially offset by an increase in management fees in the Private Equity and Direct Lending Groups. FRE increased by $29.7 million, or 20.2%, to $177.0 million for the year ended December 31, 2015 compared to the year ended December 31, 2014. The growth in FRE was primarily attributable to an increase in management fees in the Private Equity and Direct Lending Groups and a decrease in compensation and benefits expenses in the Tradable Credit, Direct Lending and Real Estate Groups.

Performance Related Earnings. PRE was $11.6 million for the three months ended December 31, 2015 compared to $24.7 million for the three months ended December 31, 2014. The decrease in PRE was primarily attributable to lower performance of certain underlying investments in certain funds in the Tradable Credit Group that were negatively impacted by weakening credit markets, and to a lesser extent, ARCC Part II Fees in the Direct Lending Group, which resulted in the reversal of previously recognized unrealized performance fees. The decline in PRE for the three months ended December 31, 2015 was partially offset by unrealized appreciation in equity investments made by ACOF Asia in the Private Equity Group. PRE was $39.4 million for the year ended December 31, 2015 compared to $141.9 million for the year ended December 31, 2014. For the year ended December 31, 2015, the decrease in PRE was primarily attributable to lower performance of certain underlying investments in certain funds in the Tradable Credit Group and the reversal of previously recognized unrealized ARCC Part II Fees in the Direct Lending Group, and to a lesser extent, to unrealized market depreciation of equity investments held by ACOF Asia in the Private Equity Group.

Economic Net Income. ENI was $51.4 million for the three months ended December 31, 2015 compared to $64.7 million for the three months ended December 31, 2014. ENI after provision for income taxes was $42.6 million, or $0.20 per unit, for the three months ended December 31, 2015 compared to $56.7 million, or $0.27 per unit for the three months ended December 31, 2014. The decrease in ENI was due to a decline in net performance fees of $22.5 million. The decline was partially offset by an increase in net investment income of $9.5 million. For the year ended December 31, 2015, ENI was $216.4 million, compared to $289.2 million for the year ended December 31, 2014. The decrease in ENI was primarily driven by a decline in net investment income of $73.1 million and net performance fees of $29.4 million. The decline was partially offset by an increase in FRE of $29.7 million. ENI after provision for taxes was $185.2 million, or $0.87 per unit, for the year ended December 31, 2015 compared to $266.5 million, or $1.26 per unit for the year ended December 31, 2014.

Distributable Earnings. Total distributable earnings decreased by $13.8 million to $50.8 million for the three months ended December 31, 2015 compared to the three months ended December 31, 2014. The decrease for the three months ended December 31, 2015 was primarily driven by declines in realized net performance fees in the Direct Lending, Tradable Credit and Private Equity Groups, realized net investment income in the Tradable Credit and Private Equity Groups and fee related earnings in the Real Estate Group. This decrease was partially offset by an increase in fee related earnings in the Private Equity, Tradable Credit and Direct Lending Groups. For the year ended December 31, 2015, total distributable earnings decreased by $2.2 million to $230.6 million compared to the year ended December 31, 2014. The decrease for the twelve months ended December 31, 2015 was primarily driven by declines in realized net performance fees in the Direct Lending, Tradable Credit and Private Equity Groups and in realized net investment income in the Tradable Credit and Private Equity Groups and in fee related earnings in the Real Estate Group. This decrease was partially offset by an increase in fee related earnings in the Private Equity, Tradable Credit and Direct Lending Groups and in realized net performance fees in the Real Estate Group.

Accrued Incentives Fees. Net accrued incentive fees as of December 31, 2015 decreased by $26.7 million to $140.1 million compared to $166.9 million as of December 31, 2014. The decrease in net accrued incentive fees was primarily attributable to the Tradable Credit Group as a result of (i) fund realizations and (ii) the reversal of unrealized performance fees due to weakening credit markets during 2015. This decrease was partially offset by (i) an increase in accrued incentive fees from ACOF III and ACOF IV in the Private Equity Group, as a result of market appreciation of their investment portfolios and (ii) an increase in accrued performance fees from ACE II in the Direct Lending Group, as a result of continued strong performance of the fund, which continues to exceed its performance fee hurdle rate on an increased capital base compared to the prior year.

Assets Under Management

($ in millions)	For the three months ended December 31, 2015	For the year ended December 31, 2015
Beginning of Period AUM	$91,517	$81,761
Acquisitions (1)	-	4,581
Commitments (2)	9,931	22,004
Capital Reduction (3)	(6,341)	(9,274)
Distribution (4)	(1,309)	(5,829)
Change in Fund Value (5)	(166)	389
End of Period AUM	$93,632	$93,632
Average AUM	$92,574	$87,696

(1)	Represents AUM acquired via acquisition.
(2)

Represents net new commitments during the period, including equity and debt commitments, reductions of previous commitments, and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles.

(3)	Represents the permanent reduction in leverage during the period.
(4)	Represents distributions and redemptions net of recallable amounts.
(5)	Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency.

Total AUM was $93.6 billion as of December 31, 2015, an increase of $2.1 billion, or 2.3%, compared to total AUM of $91.5 billion as of September 30, 2015. For the three months ended December 31, 2015, the increase in AUM was primarily driven by net new commitments of $9.9 billion, which mainly consisted of (i) $408.5 million in debt commitments to the Tradable Credit Group’s long-only credit funds, (ii) $2.1 billion in equity commitments and $625.7 million in debt commitments to the Direct Lending Group’s funds, (iii) $6.2 billion in equity commitments to the Private Equity Group (consisting of $5.7 billion in our fifth North American/European flexible capital private equity fund and $370.8 million in our fifth power private equity fund) and (iv) $579.8 million in equity commitments to the Real Estate Group’s funds. The increase in AUM was partially offset by capital reductions of $6.3 billion primarily attributable the reduction in unfunded co-investment capital previously made available by General Electric Company and General Electric Capital Corporation (“GE”) of $5.7 billion(1) and distributions of $1.3 billion, of which $488.3 million was attributable to the Tradable Credit Group, $246.8 million to the Direct Lending Group, $55.5 million to the Private Equity Group and $518.3 million to the Real Estate Group.

(1)          During 2015, GE and affiliates exited the corporate lending sectors in the U.S. and Europe, which caused a fourth quarter 2015 reduction in AUM for Ares of $5.7 billion ($3.1 billion in the Direct Lending Group and $2.6 billion in the Tradable Credit Group), but it had no impact on FEAUM. The reduction was accounted for as a capital reduction/reduction of leverage. No direct management fees would have been paid on $5.0 billion of the $5.7 billion reduction in capital made available by GE.

Fee-Earning Assets Under Management

($ in millions)	For the three months ended December 31, 2015	For the year ended December 31, 2015
Beginning of Period FEAUM	$66,722	$61,359
Acquisitions (1)	-	4,046
Commitments (2)	2,163	6,215
Subscriptions / Deployment / Increase in Leverage (3)	2,015	6,256
Redemptions / Distributions / Decrease in Leverage (4)	(2,196)	(8,754)
Change in Fund Value (5)	(431)	(189)
Change in Fee Basis	-	(660)
End of Period FEAUM	$68,272	$68,272
Average FEAUM	$67,497	$64,816

(1)	Represents fee earning AUM acquired via acquisition.
(2)	Represents net new commitments during the period for funds that earn management fees based on committed capital.
(3)	Represents subscriptions, capital deployment and increase in leverage (for funds that earn fees on a gross asset basis).
(4)	Represents redemptions, distributions and decrease in leverage (for funds that earn fees on a gross asset basis).
(5)

Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency for funds that earn management fees based on market value.

Total FEAUM was $68.3 billion as of December 31, 2015, an increase of $1.6 billion, or 2.3%, compared to total FEAUM of $66.7 billion as of September 30, 2015. The increase in FEAUM was primarily driven by net new commitments of $2.2 billion, primarily comprised of $1.4 billion in the Tradable Credit Group, $448.3 million in the Private Equity Group, and $266.1 million in the Real Estate Group. Subscriptions / deployment / increase in leverage of $2.0 billion further added to the increase in FEAUM. Partially offsetting the increase in FEAUM were redemptions / distributions / decreases in leverage of $2.2 billion, comprised of $1.1 billion in the Tradable Credit Group, $857.3 million in the Direct Lending Group, $185.2 million in the Real Estate Group and $57.3 million in the Private Equity Group.

Incentive Generating AUM and Incentive Eligible AUM

($ in millions)

	As of December 31, 2015		As of December 31, 2014
	Incentive Generating AUM	Incentive Eligible AUM	Incentive Generating AUM	Incentive Eligible AUM
Tradable Credit Group	$737	$5,316	$2,891	$7,065
Direct Lending Group	3,275	18,456	11,037	14,466
Private Equity Group	7,748	15,216	6,541	9,457
Real Estate Group	2,136	6,784	2,079	6,365
Total	$13,896	$45,772	$22,547	$37,354

Total Incentive Generating AUM (“IGAUM”) was $13.9 billion as of December 31, 2015 compared to total IGAUM of $22.5 billion as of December 31, 2014. The decrease was primarily attributable to a reduction in previously accrued ARCC Part II Fees during the fourth quarter, which were impacted by lower fund realization events and a decrease in the valuation of certain underlying investments. The reversal of $5.4 million of net ARCC Part II Fees accrued during the nine months ended September 30, 2015 was tied to ARCC’s gross asset value and therefore triggered a reduction of $9.2 billion in IGAUM. This reduction in IGAUM was offset by additional funds exceeding their hurdle rates in the Direct Lending Group and and market appreciation and capital deployment in the Private Equity Group.

Total Incentive Eligible AUM (“IEAUM”) was $45.8 billion as of December 31, 2015, compared to IEAUM of $37.4 billion as of December 31, 2014. The increase was primarily attributable to new fund closings in Direct Lending and Private Equity Groups, of which most of the capital has not yet been invested.

Available Capital and Assets Under Management Not Yet Earning Fees

($ in millions)

	As of December 31, 2015		As of December 31, 2014
	Available Capital	AUM Not Yet Earning Fees	Available Capital	AUM Not Yet Earning Fees
Tradable Credit Group	$2,310	$1,663	$5,716	$1,884
Direct Lending Group	7,950	6,676	5,432	5,177
Private Equity Group	8,553	6,185	3,050	674
Real Estate Group	3,606	934	4,022	1,490
Total	$22,419	$15,457	$18,221	$9,225

Total Available Capital was $22.4 billion as of December 31, 2015, an increase of 23.0%, compared to $18.2 billion as of December 31, 2014. The increase was driven by $14.4 billion of new equity commitments and $2.8 billion of new debt commitments, primarily in the Direct Lending and Private Equity Groups and was partially offset by net capital reductions of $6.0 billion mainly due to the reduction in available capital from GE and a decrease in fund value of $0.6 billion due to the impact of foreign currency for funds that earn management fees based on market value.

Total AUM Not Yet Earning Fees was $15.5 billion as of December 31, 2015, an increase of 67.6%, compared to $9.2 billion as of December 31, 2014. The increase in AUM Not Yet Earning Fees was primarily due to new commitments of $5.4 billion to Private Equity Group funds for which fees have not yet been activated and new commitments to Direct Lending Group funds that pay fees based on invested capital. Of the $15.5 billion, approximately $12.4 billion is available for deployment, $1.1 billion is available for deployment for follow-on investments, $1.4 billion is currently in funds unlikely to be drawn due to desired leverage targets, and $0.6 billion is in funds that are in or are expected to be in wind down.

Results Excluding Consolidated Funds

Net income of the consolidated company entities was $4.2 million and $68.1 million for the three and twelve months ended December 31, 2015, respectively.

Investment Capacity and Liquidity

As of December 31, 2015, our cash and cash equivalents were $121.5 million, investments were $636.1 million, net performance fees receivable were $140.1 million and $110.0 million was drawn against the $1.03 billion revolving credit facility.

($ in thousands)	As of December 31, 2015	As of December 31, 2014

Cash and cash equivalents	$121,483	$148,858
Investments	636,092	598,074
Debt obligations	389,120	243,491
Net performance fees receivable	140,137	166,934

Distribution

We declared a quarterly distribution of $0.20 per common unit, payable to common unitholders of record at the close of business on March 14, 2016, payable on March 28, 2016.

Recent Developments

•                  On February 16, 2016, we announced that we are combining our Tradable Credit Group and Direct Lending Group to form a single segment called the Ares Credit Group in order to manage Ares’ broad array of credit products in a more effective manner. With total combined AUM of $62 billion and fee earning AUM of $50 billion as of December 31, 2015, the Credit Group will offer comprehensive and global credit management client solutions and be well positioned to capitalize on future growth opportunities. We do not expect any material changes to existing strategies, teams or portfolio management as a result of the combination. Ares will begin reporting the new Credit Group as an operating segment for the quarter ending March 31, 2016.

•                  Since December 31, 2015, we have held closings for an additional $1.1 billion of equity commitments to our fifth North American/European flexible capital private equity fund, bringing total commitments to date to $6.8 billion, above our target of $6.5 billion and compared to $4.7 billion for the predecessor fund.

Conference Call and Webcast Information

On February 29, 2016, the Company invites all interested persons to attend its webcast/conference call at 12:00pm (Eastern Time) to discuss its fourth quarter 2015 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 5336351 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 29, 2016 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10078855. An archived replay will also be available through March 29, 2016 on a webcast link located on the Home page of the Investor Resources section of our website.

Availability of SEC Filings

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 with the U.S. Securities and Exchange Commission on March 20, 2015. We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 with the U.S. Securities and Exchange Commission on February 29, 2016.

Copies of our filings with the SEC are available through our website at www.aresmgmt.com by selecting the “SEC Filings” sub-tab under the “Investor Resources “ section, as well as on the SEC’s website at www.sec.gov. Unitholders can request a printed copy of the complete audited financial statements free of charge upon request to IRARES@aresmgmt.com or by written request addressed to Ares Management, L.P, Attn: Investor Relations, 245 Park Ave, 44th Floor New York, NY 10167

About Ares Management, L.P.

Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $94 billion of assets under management as of December 31, 2015 and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Available Information

Ares Management, L.P.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.aresmgmt.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact

Ares Management, L.P.

Carl Drake
(800) 340-6597

Appendix

Exhibit A.  Operating Segments as of December 31, 2015

($ in millions)

	Available Capital	Fair Value of Capital	AUM
Tradable Credit Group	$2,310	$27,290	$29,600
Direct Lending Group	7,950	24,698	32,649
Private Equity Group	8,553	12,563	21,115
Real Estate Group	3,606	6,662	10,268
Total	$22,419	$71,213	$93,632

Exhibit B.  Segment Results

($ in thousands)

As of and for the three months ended December 31, 2015:

	Tradable	Direct	Private	Real			Total
	Credit	Lending	Equity	Estate	Total		Stand
	Group	Group	Group	Group	Segments	OMG	Alone
Management fees (includes ARCC Part I Fees of $31,520)	$36,806	$75,800	$36,257	$17,042	$165,905	$—	$165,905
Administrative fees and other income	40	74	678	643	1,435	6,762	8,197
Compensation and benefits	(7,943)	(37,619)	(12,965)	(10,206)	(68,733)	(31,795)	(100,528)
General, administrative and other expenses	(3,898)	(3,094)	(5,140)	(3,919)	(16,051)	(17,720)	(33,771)
Fee related earnings (loss)	25,005	35,161	18,830	3,560	82,556	(42,753)	39,803
Performance fees—realized	10,549	—	2,697	6,370	19,616	—	19,616
Performance fees—unrealized	(25,283)	(5,107)	2,019	5,836	(22,535)	—	(22,535)
Performance fee compensation—realized	(1,868)	—	(2,158)	—	(4,026)	—	(4,026)
Performance fee compensation—unrealized	8,515	3,280	(1,218)	(5,592)	4,985	—	4,985
Net performance fees	(8,807)	(1,827)	1,340	6,614	(1,960)	—	(1,960)
Investment income (loss)—realized	438	312	(408)	1,208	1,550	(23)	1,527
Investment income (loss)—unrealized	(11,555)	(243)	21,222	560	9,984	52	10,036
Interest and other investment income	2,977	370	149	54	3,550	379	3,929
Interest expense	(440)	(69)	(193)	(35)	(737)	(1,158)	(1,895)
Net investment income (loss)	(8,580)	370	20,770	1,787	14,347	(750)	13,597
Performance related earnings (loss)	(16,667)	(1,457)	22,110	8,401	12,387	(750)	11,637
Economic net income (loss)	$8,338	$33,704	$40,940	$11,961	$94,943	$(43,503)	$51,440
Distributable earnings (loss)	$36,239	$34,507	$18,297	$9,409	$98,452	$(47,698)	$50,754
Total assets	$302,167	$273,896	$882,454	$186,058	$1,644,575	$96,637	$1,741,211

As of and for the three months ended December 31, 2014:

	Tradable	Direct	Private	Real			Total
	Credit	Lending	Equity	Estate	Total		Stand
	Group	Group	Group	Group	Segments	OMG	Alone
Management fees (includes ARCC Part I Fees of $33,396)	$37,300	$75,608	$22,498	$25,700	$161,106	$—	$161,106
Administrative fees and other income	583	82	186	766	1,617	6,821	8,438
Compensation and benefits	(11,536)	(39,165)	(9,666)	(11,909)	(72,276)	(28,362)	(100,638)
General, administrative and other expenses	(3,576)	(3,353)	(2,557)	(3,721)	(13,207)	(15,660)	(28,867)
Fee related earnings (loss)	22,771	33,172	10,461	10,836	77,240	(37,201)	40,039
Performance fees—realized	30,891	24,839	—	1,057	56,787	—	56,787
Performance fees—unrealized	(29,190)	(8,593)	39,403	6,256	7,876	—	7,876
Performance fee compensation—realized	(18,976)	(14,900)	—	—	(33,876)	—	(33,876)
Performance fee compensation—unrealized	18,716	5,134	(31,835)	(2,222)	(10,207)	—	(10,207)
Net performance fees	1,441	6,480	7,568	5,091	20,580	—	20,580
Investment income (loss)—realized	13,163	2,020	(347)	1,502	16,338	—	16,338
Investment income (loss)—unrealized	(10,004)	(322)	(1,778)	(294)	(12,398)	—	(12,398)
Interest and other investment income	3,285	188	62	(21)	3,514	—	3,514
Interest expense	(640)	(681)	(1,889)	(167)	(3,377)	—	(3,377)
Net investment income (loss)	5,804	1,205	(3,952)	1,020	4,077	—	4,077
Performance related earnings (loss)	7,245	7,685	3,616	6,111	24,657	—	24,657
Economic net income (loss)	$30,016	$40,857	$14,077	$16,947	$101,897	$(37,201)	$64,696
Distributable earnings (loss)	$49,738	$44,009	$6,376	$2,845	$102,968	$(38,430)	$64,538
Total assets	$656,710	$289,310	$501,392	$224,333	$1,671,745	$15,206	$1,686,951

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the year ended December 31, 2015:

	Tradable	Direct	Private	Real			Total
	Credit	Lending	Equity	Estate	Total		Stand
	Group	Group	Group	Group	Segments	OMG	Alone
Management fees (includes ARCC Part I Fees of $121,491)	$148,180	$291,543	$145,150	$66,045	$650,918	$—	$650,918
Administrative fees and other income	113	301	1,406	2,779	4,599	26,007	30,606
Compensation and benefits	(35,471)	(137,391)	(49,104)	(40,591)	(262,557)	(119,653)	(382,210)
General, administrative and other expenses	(15,539)	(13,271)	(14,266)	(15,044)	(58,120)	(64,202)	(122,322)
Fee related earnings (loss)	97,283	141,182	83,186	13,189	334,840	(157,848)	176,992
Performance fees—realized	86,137	4,295	22,000	9,516	121,948	—	121,948
Performance fees—unrealized	(114,858)	31,845	99,482	15,179	31,648	—	31,648
Performance fee compensation—realized	(43,190)	(2,575)	(17,600)	(1,826)	(65,191)	—	(65,191)
Performance fee compensation—unrealized	61,796	(18,134)	(81,602)	(8,553)	(46,492)	—	(46,492)
Net performance fees	(10,115)	15,431	22,280	14,316	41,912	—	41,912
Investment income (loss)—realized	14,293	1,632	4,189	2,658	22,772	(23)	22,749
Investment income (loss)—unrealized	(36,899)	1,563	6,400	1,522	(27,414)	52	(27,362)
Interest and other investment income	9,292	1,140	6,163	259	16,854	379	17,233
Interest expense	(5,157)	(1,918)	(5,936)	(977)	(13,988)	(1,158)	(15,146)
Net investment income (loss)	(18,471)	2,417	10,816	3,462	(1,776)	(750)	(2,526)
Performance related earnings (loss)	(28,586)	17,848	33,096	17,778	40,136	(750)	39,386
Economic net income (loss)	$68,697	$159,030	$116,282	$30,967	$374,976	$(158,598)	$216,378
Distributable earnings (loss)	$153,677	$137,850	$89,364	$17,615	$398,506	$(167,918)	$230,589
Total assets	$302,167	$273,896	$882,453	$186,058	$1,644,574	$96,637	$1,741,211

As of and for the year ended December 31, 2014:

	Tradable	Direct	Private	Real			Total
	Credit	Lending	Equity	Estate	Total		Stand
	Group	Group	Group	Group	Segments	OMG	Alone
Management fees (includes ARCC Part I Fees of $118,537)	$144,102	$275,571	$90,690	$87,683	$598,046	$—	$598,046
Administrative fees and other income	636	556	219	4,889	6,300	22,147	28,447
Compensation and benefits	(43,607)	(138,945)	(34,386)	(47,174)	(264,112)	(109,030)	(373,142)
General, administrative and other expenses	(13,909)	(11,196)	(9,166)	(15,632)	(49,903)	(56,184)	(106,087)
Fee related earnings (loss)	87,222	125,986	47,357	29,766	290,331	(143,067)	147,264
Performance fees—realized	96,985	24,878	22,775	1,856	146,494	—	146,494
Performance fees—unrealized	(71,825)	11,447	137,853	17,408	94,883	—	94,883
Performance fee compensation—realized	(47,441)	(14,938)	(18,220)	—	(80,599)	—	(80,599)
Performance fee compensation—unrealized	29,017	(6,740)	(108,876)	(2,830)	(89,429)	—	(89,429)
Net performance fees	6,736	14,647	33,532	16,434	71,349	—	71,349
Investment income (loss)—realized	44,616	918	4,701	2,344	52,579	—	52,579
Investment income (loss)—unrealized	(28,629)	5,305	34,318	(61)	10,933	—	10,933
Interest and other investment income	10,086	606	4,741	265	15,698	—	15,698
Interest expense	(2,017)	(1,538)	(3,925)	(1,137)	(8,617)	—	(8,617)
Net investment income (loss)	24,056	5,291	39,835	1,411	70,593	—	70,593
Performance related earnings (loss)	30,792	19,938	73,367	17,845	141,942	—	141,942
Economic net income (loss)	$118,014	$145,924	$120,724	$47,611	$432,273	$(143,067)	$289,206
Distributable earnings (loss)	$183,479	$133,510	$54,156	$10,460	$381,605	$(148,849)	$232,756
Total assets	$656,710	$289,310	$501,392	$224,333	$1,671,745	$15,206	$1,686,951

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials)

($ in thousands, except unit data)

	As of December 31,
	2015	2014
Assets
Cash and cash equivalents	$121,483	$148,858
Restricted cash and cash equivalents	234	32,734
Investments	468,287	174,052
Derivative assets, at fair value	1,339	7,623
Performance fees receivable	534,661	187,059
Due from affiliates	144,982	146,534
Other assets	61,402	58,716
Intangible assets, net	84,971	40,948
Goodwill	144,067	85,582
Assets of Consolidated Funds:
Cash and cash equivalents	159,507	1,314,397
Investments, at fair value	2,559,783	19,123,950
Loans held for investment, net	—	77,514
Due from affiliates	12,923	11,342
Dividends and interest receivable	13,005	81,331
Receivable for securities sold	13,416	132,753
Derivative assets, at fair value	—	3,126
Other assets	1,348	12,473
Total assets	$4,321,408	$21,638,992
Liabilities
Accounts payable and accrued expenses	$103,974	$101,310
Accrued compensation	125,032	129,433
Derivative liabilities, at fair value	390	2,850
Due to affiliates	11,163	19,030
Performance fee compensation payable	401,715	380,268
Debt obligations	389,120	243,491
Equity compensation put option liability	20,000	20,000
Deferred tax liability, net	21,288	19,861
Liabilities of Consolidated Funds:
Accounts payable and accrued expenses	8,275	68,589
Due to affiliates	—	2,441
Payable for securities purchased	51,778	618,902
Derivative liabilities, at fair value	10,676	42,332
Securities sold short, at fair value	—	3,763
Deferred tax liability, net	—	22,214
CLO loan obligations, at fair value	2,174,352	12,049,170
Fund borrowings	11,734	777,600
Mezzanine debt	—	378,365
Total liabilities	3,329,497	14,879,619
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,037,450
Redeemable interest in Ares Operating Group entities	23,505	23,988
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	320,238	4,988,729
Equity appropriated for Consolidated Funds	3,367	(37,926)
Non-controlling interest in Consolidated Funds	323,606	4,950,803
Non-controlling interest in Ares Operating Group entities	397,883	463,493
Controlling interest in Ares Management, L.P. :
Partners’ Capital (80,679,600 units and 80,667,664 units, issued and outstanding at December 31, 2015 and 2014, respectively)	251,537	285,025
Accumulated other comprehensive loss	(4,619)	(1,386)
Total controlling interest in Ares Management, L.P	246,917	283,639
Total equity	968,406	5,697,935
Total liabilities, redeemable interest, non-controlling interests and equity	$4,321,408	$21,638,992

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials) (continued)

($ in thousands, except unit data)

	For the Years Ended December 31,
	2015	2014	2013
			(Predecessor)
Revenues
Management fees (includes ARCC Part I Fees of $121,491, $118,537 and $110,511 for the years ended December 31, 2015, 2014 and 2013, respectively)	$634,399	$486,477	$375,572
Performance fees	150,615	91,412	79,800
Other fees	29,428	26,000	23,283
Total revenues	814,442	603,889	478,655
Expenses
Compensation and benefits	414,454	456,372	333,902
Performance fee compensation	111,683	170,028	194,294
General, administrative and other expenses	224,798	166,839	138,464
Consolidated Funds’ expenses	18,105	66,800	135,237
Total expenses	769,040	860,039	801,897
Other income (expense)
Interest and other investment income	14,045	7,244	5,996
Interest expense	(18,949)	(8,617)	(9,475)
Debt extinguishment expense	(11,641)	—	(1,862)
Other income (expense), net	21,680	(2,422)	(200)
Net realized gain (loss) on investments	20,090	7,812	(6,373)
Net change in unrealized appreciation on investments	(3,081)	24,316	15,295
Interest and other investment income of Consolidated Funds	117,373	937,835	1,236,037
Interest expense of Consolidated Funds	(78,819)	(666,373)	(534,431)
Debt extinguishment gain of Consolidated Funds	—	—	11,800
Net realized gain (loss) on investments of Consolidated Funds	(8,659)	44,781	64,382
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	(15,957)	468,489	414,714
Total other income	36,082	813,065	1,195,883
Income before taxes	81,484	556,915	872,641
Income tax expense	19,064	11,253	59,263
Net income	62,420	545,662	813,378
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	2,565	137,924
Less: Net income attributable to non-controlling interests in Consolidated Funds	(5,686)	417,793	448,847
Less: Net income attributable to redeemable interests in Ares Operating Group entities	338	731	2,451
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	48,390	89,585	43,674
Less: Net income attributable to controlling interests in Predecessor	—	—	180,482
Net income attributable to Ares Management, L.P.	$19,378	$34,988	$—
Net income attributable to Ares Management, L.P. per common unit
Basic	$0.23	0.43	—
Diluted	$0.23	0.43	—
Weighted-average common units
Basic	80,673,360	80,358,036	—
Diluted	80,673,360	80,358,036	—
Distribution declared per common unit	$0.88	$0.42	$ N/A

Exhibit D.  Supplemental Financial Information Consolidating Schedules

($ in thousands, except unit data)

	As of December 31, 2015
	Consolidated	Consolidated
	Company Entities	Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$121,483	$—	$—	$121,483
Restricted cash and cash equivalents	234	—	—	234
Investments	636,092	—	(167,805)	468,287
Derivative assets, at fair value	1,339	—	—	1,339
Performance fees receivable	541,852	—	(7,191)	534,661
Due from affiliates	149,771	—	(4,789)	144,982
Other assets	61,402	—	—	61,402
Intangible assets, net	84,971	—	—	84,971
Goodwill	144,067	—	—	144,067
Assets of Consolidated Funds
Cash and cash equivalents	—	159,507	—	159,507
Investments, at fair value	—	2,559,783	—	2,559,783
Due from affiliates	—	13,360	(437)	12,923
Dividends and interest receivable	—	13,005	—	13,005
Receivable for securities sold	—	13,416	—	13,416
Derivative assets, at fair value	—	—	—	—
Other assets	—	1,348	—	1,348
Total assets	$1,741,211	$2,760,419	$(180,222)	$4,321,408
Liabilities
Accounts payable and accrued expenses	$104,082	$—	$(108)	$103,974
Accrued compensation	125,032	—	—	125,032
Derivative liabilities, at fair value	390	—	—	390
Due to affiliates	11,278	—	(115)	11,163
Performance fee compensation payable	401,715	—	—	401,715
Debt obligations	389,120	—	—	389,120
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	21,288	—	—	21,288
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	8,280	(5)	8,275
Due to affiliates	—	5,617	(5,617)	—
Payable for securities purchased	—	51,778	—	51,778
Derivative liabilities, at fair value	—	10,676	—	10,676
CLO loan obligations	—	2,202,628	(28,276)	2,174,352
Fund borrowings	—	11,734	—	11,734
Total liabilities	1,072,905	2,290,713	(34,121)	3,329,497
Commitments and contingencies
Redeemable interest in Ares Operating Group entities	23,505	—	—	23,505
Non-controlling interest in Consolidated Funds
Non-controlling interest in Consolidated Funds	—	466,339	(146,101)	320,238
Equity appropriated for Consolidated Funds	—	3,367	—	3,367
Non-controlling interest in Consolidated Funds	—	469,706	(146,101)	323,606
Non-controlling interest in Ares Operating Group entities	397,883	—	—	397,883
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,679,600 units issued and outstanding)	251,537	—	—	251,537
Accumulated other comprehensive loss	(4,619)	—	—	(4,619)
Total controlling interest in Ares Management, L.P	246,917	—	—	246,917
Total equity	644,801	469,706	(146,101)	968,406
Total liabilities, redeemable interests, non-controlling interests and equity	$1,741,211	2,760,419	(180,222)	$4,321,408

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	As of December 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$148,858	$—	$—	$148,858
Restricted cash and cash equivalents	32,734	—	—	32,734
Investments	598,074	—	(424,022)	174,052
Derivative assets, at fair value	7,623	—	—	7,623
Performance fees receivable	548,098	—	(361,039)	187,059
Due from affiliates	166,225	—	(19,691)	146,534
Other assets	58,809	—	(93)	58,716
Intangible assets, net	40,948	—	—	40,948
Goodwill	85,582	—	—	85,582
Assets of Consolidated Funds
Cash and cash equivalents	—	1,314,397	—	1,314,397
Investments, at fair value	—	19,123,950	—	19,123,950
Loans held for investment, net	—	77,514	—	77,514
Due from affiliates	—	13,262	(1,920)	11,342
Dividends and interest receivable	—	81,331	—	81,331
Receivable for securities sold	—	132,753	—	132,753
Derivative assets, at fair value	—	3,126	—	3,126
Other assets	—	12,473	—	12,473
Total assets	$1,686,951	$20,758,806	$(806,765)	$21,638,992
Liabilities
Accounts payable and accrued expenses	101,912	—	(602)	101,310
Accrued compensation	129,433	—	—	129,433
Derivative liabilities, at fair value	2,850	—	—	2,850
Due to affiliates	19,881	—	(851)	19,030
Performance fee compensation payable	381,164	—	(896)	380,268
Debt obligations	243,491	—	—	243,491
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	19,861	—	—	19,861
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	68,674	(85)	68,589
Due to affiliates	—	63,417	(60,976)	2,441
Payable for securities purchased	—	618,902	—	618,902
Derivative liabilities, at fair value	—	42,332	—	42,332
Securities sold short, at fair value	—	3,763	—	3,763
Deferred tax liability, net	—	22,214	—	22,214
CLO loan obligations	—	12,120,842	(71,672)	12,049,170
Fund borrowings	—	777,600	—	777,600
Mezzanine debt	—	378,365	—	378,365
Total liabilities	918,592	14,096,109	(135,082)	14,879,619
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,037,450	—	1,037,450
Redeemable interest in Ares Operating Group entities	23,988	—	—	23,988
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	5,663,172	(674,443)	4,988,729
Equity appropriated for Consolidated Funds	—	(37,926)	—	(37,926)
Non-controlling interest in Consolidated Funds	—	5,625,246	(674,443)	4,950,803
Non-controlling interest in Ares Operating Group entities	463,493	—	—	463,493
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 units issued and outstanding)	285,025	—	—	285,025
Accumulated other comprehensive loss	(4,146)	—	2,760	(1,386)
Total controlling interest in Ares Management, L.P	280,879	—	2,760	283,639
Total equity	744,372	5,625,246	(671,683)	5,697,935
Total liabilities, redeemable interests, non-controlling interests and equity	$1,686,951	$20,758,806	$(806,765)	$21,638,992

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three months ended December 31, 2015
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $31,520)	$165,905	$—	$(4,847)	$161,058
Performance fees	(5,807)	—	(3,929)	(9,736)
Other fees	8,197	—	—	8,197
Total revenues	168,295	—	(8,776)	159,519
Expenses
Compensation and benefits	108,646	—	—	108,646
Performance fee compensation	(960)	—	—	(960)
General, administrative and other expense	75,058	—	—	75,058
Consolidated Fund expenses	—	8,340	(5,462)	2,878
Total expenses	182,744	8,340	(5,462)	185,622
Other income (expense)
Interest and other investment income	2,473	—	(874)	1,599
Interest Expense	(5,698)	—	—	(5,698)
Debt extinguishment expense	(11,641)	—	—	(11,641)
Other income (expense), net	22,240	—	59	22,479
Net realized gain (loss) on investments	7,897	—	(531)	7,366
Net change in unrealized appreciation (depreciation) on investments	6,553	—	(8,945)	(2,392)
Interest and other investment income of Consolidated Funds	—	27,381	—	27,381
Interest expense of Consolidated Funds	—	(19,991)	1,164	(18,827)
Net realized gain (loss) on investments of Consolidated Funds	—	(21,152)	—	(21,152)
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	33,501	3,057	36,558
Total other income (expense)	22,004	19,739	(6,070)	35,673
Income before taxes	7,555	11,399	(9,384)	9,570
Income tax expense (benefit)	3,328	(4)	—	3323
Net income	4,227	11,403	(9,384)	6247
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	11,403	(9,384)	2,020
Less: Net income attributable to redeemable interests in Ares Operating Group entities	28	—	—	28
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	4,014	—	—	4,014
Net income attributable to Ares Management, L.P.	$185	$—	$—	$185

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended December 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $33,396)	$161,106	$—	$(27,068)	$134,038
Performance fees	61,013	—	(38,875)	22,138
Other fees	8,438	—	(1,132)	7,306
Total revenues	230,557	—	(67,075)	163,482
Expenses
Compensation and benefits	108,781	—	—	108,781
Performance fee compensation	44,080	—	—	44,080
General, administrative and other expense	46,867	—	—	46,867
Consolidated Fund expenses	—	43,480	(29,738)	13,742
Total expenses	199,728	43,480	(29,738)	213,470
Other income (expense)
Interest, dividend and other investment income	2,185	—	(2,614)	(429)
Interest expense	(3,376)	—	—	(3,376)
Other income (expense), net	1,203	—	1,222	2,425
Net realized gain (loss) on investments	17,395	—	(10,057)	7,338
Net change in unrealized appreciation (depreciation) on investments	(9,802)	—	9,160	(642)
Interest, dividend and other investment income of Consolidated Funds	—	199,683	(131)	199,552
Interest expense of Consolidated Funds	—	(105,966)	3,900	(102,066)
Net realized gain (loss) on investments of Consolidated Funds	—	(27,052)	—	(27,052)
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	145,998	(4,122)	141,876
Total other income (expense)	7,605	212,663	(2,642)	217,626
Income (loss) before taxes	38,434	169,183	(39,980)	167,638
Income tax expense (benefit)	13,073	(2,791)	—	10,282
Net income	25,361	171,974	(39,980)	157,356
Less: Net income attributable to redeemable interests in Consolidated Funds	—	(24,995)	793	(24,202)
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	196,969	(40,773)	156,196
Less: Net income attributable to redeemable interests in Ares Operating Group entities	158	—	—	158
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	22,029	—	—	22,029
Net income attributable to Ares Management, L.P.	$3,173	$—	$—	$3,173

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Year Ended December 31, 2015
	Consolidated	Consolidated
	Company Entities	Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $121,491)	$650,918	$—	$(16,519)	$634,399
Performance fees	146,197	—	4,418	150,615
Other fees	30,606	—	(1,178)	29,428
Total revenues	827,721	—	(13,279)	814,442
Expenses
Compensation and benefits	414,454	—	—	414,454
Performance fee compensation	111,683	—	—	111,683
General, administrative and other expense	224,798	—	—	224,798
Consolidated Fund expenses	—	36,417	(18,312)	18,105
Total expenses	750,935	36,417	(18,312)	769,040
Other income (expense)
Interest and other investment income	17,542	—	(3,497)	14,045
Interest expense	(18,949)	—	—	(18,949)
Debt extinguishment expense	(11,641)	—	—	(11,641)
Other income (expense), net	20,644	—	1,036	21,680
Net realized gain (loss) on investments	29,221	—	(9,131)	20,090
Net change in unrealized appreciation (depreciation) on investments	(26,437)	—	23,356	(3,081)
Interest and other investment income of Consolidated Funds	—	117,373	—	117,373
Interest expense of Consolidated Funds	—	(86,064)	7,245	(78,819)
Net realized gain (loss) on investments of Consolidated Funds	—	(8,659)	—	(8,659)
Net change in unrealized appreciation on investments of Consolidated Funds	—	(8,955)	(7,002)	(15,957)
Total other income (expense)	10,380	13,695	12,007	36,082
Income (loss) before taxes	87,165	(22,721)	17,040	81,484
Income tax expense	19,059	5	—	19,064
Net income (loss)	68,106	(22,726)	17,040	62,420
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	(22,726)	17,040	(5,686)
Less: Net income attributable to redeemable interests in Ares Operating Group entities	338	—	—	338
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	48,390	—	—	48,390
Net income attributable to Ares Management, L.P.	$19,378	$—	$—	$19,378

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Year Ended December 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $118,537)	$598,046	$—	$(111,569)	$486,477
Performance fees	226,790	—	(135,378)	91,412
Other fees	28,447	—	(2,447)	26,000
Total revenues	853,283	—	(249,394)	603,889
Expenses
Compensation and benefits	456,372	—	—	456,372
Performance fee compensation	170,028	—	—	170,028
General, administrative and other expense	166,839	—	—	166,839
Consolidated Fund expenses	—	187,494	(120,694)	66,800
Total expenses	793,239	187,494	(120,694)	860,039
Other income (expense)
Interest and other investment income	15,956	—	(8,712)	7,244
Interest expense	(8,617)	—	—	(8,617)
Other income (expense), net	(3,644)	—	1,222	(2,422)
Net realized gain on investments	54,434	—	(46,622)	7,812
Net change in unrealized appreciation on investments	23,667	—	649	24,316
Interest and other investment income of Consolidated Funds	—	939,735	(1,900)	937,835
Interest expense of Consolidated Funds	—	(674,373)	8,000	(666,373)
Net realized gain on investments of Consolidated Funds	—	44,781	—	44,781
Net change in unrealized appreciation on investments of Consolidated Funds	—	475,009	(6,520)	468,489
Total other income (expense)	81,796	785,152	(53,883)	813,065
Income before taxes	141,840	597,658	(182,583)	556,915
Income tax expense (benefit)	16,536	(5,283)	—	11,253
Net income	125,304	602,941	(182,583)	545,662
Less: Net income attributable to redeemable interests in Consolidated Funds	—	3,071	(506)	2,565
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	599,870	(182,077)	417,793
Less: Net income attributable to redeemable interests in Ares Operating Group entities	731	—	—	731
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	89,585	—	—	89,585
Net income attributable to Ares Management, L.P.	$34,988	$—	$—	$34,988

Exhibit E.  Reconciliation from Segments(1) to GAAP Financials

($ in thousands)

	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2014	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Economic net income:
Income (loss) before taxes	$9,570	$167,638	$81,484	$556,915
Adjustments:
Amortization of intangibles	8,628	5,918	46,228	27,610
Depreciation expense	1,878	1,696	6,941	7,347
Equity compensation expenses	8,118	8,142	32,244	83,230
Net acquisition-related expenses (income)	(20,757)	3,459	(16,473)	11,043
Merger-related expenses	43,556	—	51,335	—
Placement fees and underwriting costs	2,362	6,928	8,825	14,753
OMG expenses, net	43,503	37,201	158,598	143,067
Loss on fixed asset disposal	—	125	10	3,062
Other non-cash expense	100	—	100	324
Income (loss) before taxes of non-controlling interests in Consolidated Funds, net eliminations	(2,015)	(129,203)	5,681	(415,075)
Total consolidation adjustments and reconciling items	85,373	(65,734)	293,489	(124,640)
Economic net income	$94,943	$101, 897	$374,976	$432,273
Total performance fees income—realized	(19,616)	(56,787)	(121,948)	(146,494)
Total performance fees income—unrealized	22,535	(7,876)	(31,648)	(94,883)
Total performance fee compensation expense—realized	4,026	33,876	65,191	80,599
Total performance fee compensation expense—unrealized	(4,985)	10,207	46,492	89,429
Net investment income	(14,347)	(4,077)	1,776	(70,593)
Fee related earnings	$82,556	$77,240	$334,840	$290,331
Management fees	$165,905	$161,106	$650,918	$598,046
Administrative fees and other income	1,435	1,617	4,599	6,300
Compensation and benefits	(68,733)	(72,276)	(262,557)	(264,112)
General, administrative and other expenses	(16,051)	(13,207)	(58,120)	(49,903)
Fee related earnings	$82,556	$77,240	$334,840	$290,331
Distributable Earnings:
Income (loss) before taxes	$9,570	$167,638	$81,484	$556,915
Adjustments:
Amortization of intangibles	8,628	5,918	46,228	27,610
Equity compensation expenses	8,118	8,142	32,224	83,230
OMG distributable loss	46,336	38,430	167,918	148,849
Non-cash acquisition-related expenses	(21,020)	—	(19,390)	—
Merger-related expenses	43,556	—	51,335	—
Taxes paid	(1,556)	(1,115)	(5,209)	(2,335)
Dividend equivalent	(493)		(3,337)	—
Other non-cash items	(186)	(1,525)	(658)	(1,201)
Income (loss) before taxes of non-controlling interests in Consolidated Funds, net eliminations	(2,051)	(129,203)	5,681	(415,075)
Unrealized performance fees	22,535	(7,876)	(31,648)	(94,883)
Unrealized performance fee compensation	(4,985)	10,207	46,492	89,429
Unrealized investment and other income (loss)	(10,036)	12,398	27,362	(10,933)
Distributable Earnings	$98,452	$102,968	$398,506	$381,605
Fee related earnings	$82,556	$77,240	$334,840	$290,331
Performance fees—realized	19,616	56,787	121,948	146,494
Performance fee compensation—realized	(4,026)	(33,876)	(65,191)	(80,599)
Investment and other income realized, net	4,363	14,950	25,638	59,659
Net performance related earnings—realized	19,953	37,861	82,395	125,554
Less:
Dividend equivalent	(371)	—	(2,501)	—
One-time acquisition costs	(94)	(2,939)	(1,553)	(8,446)
Income tax expense	(368)	(1,150)	(1,462)	(1,722)
Non-cash income items	(286)	—	(758)	(1,525)
Placement fees and underwriting costs	(2,354)	(6,928)	(8,817)	(14,753)
Non-cash depreciation and amortization	(584)	(1,117)	(3,638)	(7,832)
Distributable earnings	$98,452	$102,968	$398,506	$381,605

(1)          Segment results do not give effect to the revenues and expenses associated with the Operations Management Group.

Exhibit F.  Weighted Average Units Outstanding as of December 31, 2015

	Units Outstanding	Adjusted Common Units Outstanding
Ares Management, L.P. Common Units	80,678,042	80,678,042
Ares Operating Group Units exchangeable into Common Units	132,405,131	—
Dilutive Effect of Unvested Restricted Common Units(1)	685,353	259,475(2)
Dilutive Effect of Unvested Options	—	—
Total	213,768,526	80,937,517

(1)                        For the three months ended December 31, 2015, we apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted units to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards.

(2)                        Represent proportional dilutive impact based upon the percentage of the Ares Operating Group owned by Ares Management, L.P. (37.86%).

Exhibit G.  Per Unit Calculations ($ in thousands, except per unit data)

	Q4-15	Q3-15	Q2-15	Q1-15	Q4-14
After Tax Economic Net Income per Unit
Economic Net Income Before Taxes	$51,440	$6,035	$75,977	$82,930	$64,696
Less: Entity Level Foreign, State and Local Taxes	2,919	905	906	479	1,155
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$48,521	$5,127	$75,071	$82,451	$63,541
x Tax Rate	12.2%	111.0%	8.7%	9.4%	10.7%
Less: Income Tax Provision (1)	5,905	5,689	6,565	7,776	6,813
After Tax Economic Net Income (Loss)	$42,616	($562)	$68,506	$74,675	$56,728
After Tax Economic Net Income (Loss) per Unit Outstanding	$0.20	($0.00)	$0.32	$0.35	$0.27

After Tax Economic Net Income per Common Unit
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$48,521	$5,127	$75,071	$82,451	$63,541
x Common Ownership Percentage	37.86%	37.86%	37.86%	37.85%	38.14%
Economic Net Income Attributable to Common Unitholders	$18,370	$1,941	$28,422	$31,211	$24,235
x Tax Rate	32.1%	293.1%	23.1%	24.9%	28.1%
Less: Income Tax Provision (1)	5,905	5,689	6,565	7,776	6,813
After Tax Economic Net (Loss) Income Attributable to Common Unitholders	$12,465	($3,748)	$21,856	$23,435	$17,422
After Tax Economic Net Income (Loss) per Adjusted Common Unit	$0.15	($0.05)	$0.27	$0.29	$0.22

Distributable Earnings per Unit
Distributable Earnings	$53,673	$40,488	$73,862	$67,774	$65,693
Less: Entity Level Foreign, State and Local Tax	2,919	905	906	479	1,155
Distributable Earnings After Entity Level Foreign, State and Local Tax	$50,754	$39,584	$72,956	$67,295	$64,538
x Common Ownership Percentage	37.86%	37.86%	37.86%	37.85%	38.14%
Distributable Earnings Attributable to Common Unitholders	$19,215	$14,987	$27,621	$25,473	$24,615
Less: Current Provision for Income Taxes(2)	298	3,723	4,714	4,513	3,423
Distributable Earnings After Tax Attributable to Common Unitholders	$18,917	$11,263	$22,906	$20,960	$21,192
Distributable Earnings per Common Unit Outstanding	$0.23	$0.14	$0.28	$0.26	$0.26
Actual Distribution per Common Unit Outstanding	$0.20	$0.13	$0.26	$0.25	$0.24

(1)                        The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary and its share of other deductible items) by (2) the Company’s assumed corporate tax rate.

(2)                        The provision for income taxes on DE represents the current provision for income taxes on pre-tax net income or loss (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary), adjusted to reflect Ares Management, L.P.’s current ownership percentage of the Company’s tax paying corporate subsidiaries.

Exhibit H. Glossary of Terms

ARCC Part I Fees	ARCC Part I Fees refers to fees based on ARCC’s net investment income (before giving effect to ARCC Part I Fees and ARCC Part II Fees).
ARCC Part II Fees	ARCC Part II Fees refers to fees based on ARCC’s net capital gains, which are paid annually.
Ares Operating Group Units

Ares Operating Group Units refer, collectively, to a partnership unit in each of the Ares Operating Group entities, which include Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P. and Ares Real Estate Holdings L.P.

Assets Under Management

Assets Under Management (or “AUM”) refers to the assets of our funds. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. A portion of our AUM may be cancelled or otherwise not available. No assurance can be made that all AUM will be invested.

Available Capital	Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities, and may include AUM that may be cancelled or not otherwise available to invest.
Consolidated Funds

Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our combined and consolidated financial statements.

Economic Net Income

Economic net income (or “ENI”) represents net income excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our core performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

Distributable Earnings

Distributable earnings (or “DE”) is a pre-income tax measure that is used to assess amounts potentially available for distributions to stakeholders. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation expense, realized net investment and other income, and is reduced for expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is presented before giving effect to unrealized performance fee income, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, equity compensation expense and is further adjusted by certain items described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Certain Non-GAAP Measures to Consolidated GAAP Financial Measures.”

Fee Earning Assets Under Management

Fee earning AUM (or “FEAUM”) refers to the AUM of our funds on which we directly or indirectly earn management fees. Fee earning AUM is equal to the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees.

Fee Related Earnings

Fee related earnings (or “FRE”) is a component of ENI and is used to assess the ability of our business to cover direct base compensation and operating expenses from management fees. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, and investment income from our Consolidated Funds, and non-consolidated funds, and certain other items.

Incentive Generating Assets Under Management

Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). IGAUM only includes ARCC Part II Fees.

Incentive Eligible Assets Under Management

Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Operations Management Group

In addition to our four segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our four reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

Our Funds

Our funds refers to the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares. It also includes funds managed by Ivy Hill Asset Management, L.P. (“IHAM”), a wholly owned portfolio company of ARCC, and a registered investment adviser.

Performance Related Earnings

Performance related earnings (or “PRE”) is a measure used to assess our investment performance. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and investment income earned from our Consolidated Funds and non-consolidated funds.

Permanent Capital

Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income.

Total Fee Revenue	Total fee revenue refers to the sum of segment management fees and net performance fees.